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                                                                     EXHIBIT 4.2


                           CERTIFICATE OF DESIGNATION

                                       of

           SERIES A REDEEMABLE CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       of

                             ASPEN WEST GROUP, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

        Aspen West Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

        That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the said Corporation, the said Board of Directors on January 27, 1997 adopted the following resolution creating a series of 711,000 shares of Preferred Stock designated as "Series A Redeemable Cumulative Convertible Preferred Stock".

               RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $.001 per share, of the corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                  SERIES A REDEEMABLE CUMULATIVE CONVERTIBLE PREFERRED STOCK

        1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series A Redeemable Cumulative Convertible Stock," (referred to hereafter as "Series A Preferred Stock") and the number of shares constituting such series shall be 711,000. Such number of shares may be increased (with the approval of stockholders required by paragraph 4(C)(iv) hereof) or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.



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        2. Ranking. The Series A Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, dissolution and winding up of the affairs of the Corporation:

               (A) Senior to all classes or series of Common Stock of the Corporation (referred to herein as "Junior Securities");

               (B) Junior to other classes or series of capital stock of the Corporation now or hereafter issued as determined by the Board of Directors (collectively referred to as "Senior Securities"); provided, that the Corporation shall not create, authorize or issue any Senior Securities or reclassify any class or series of capital stock into Senior Securities without the approval required by Section 4 below.

        3.     Dividends and Distribution.

               (A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation, including all classes or series of common stock of this Corporation, ranking junior to the Series A Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on each December 31, March 31, June 30 and September 30 of each year at an annual rate of 10% of the stated value per share, commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Series A Preferred Stock. Dividends shall be cumulative without interest or additional dividends until declared and paid, which declaration and payment may be for all or part of the then accumulated dividend. Dividends on account of arrears or past dividends may be declared or paid at any time, without reference to any regular dividend payment date, to holders of record. In no event, so long as any shares of Series A Preferred Stock shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, or shall any distribution be made, on any class of Junior Securities or shall any shares of any class of Junior Securities be purchased, redeemed or otherwise acquired for value, directly or indirectly, by the Corporation or any subsidiary of the Corporation, unless all accumulated dividends on the Series A Preferred Stock and the one for the then current period shall have been paid or declared and a sum sufficient for the payment thereof set apart. The provisions of this paragraph shall not, however, apply to a redemption, repurchase or other acquisition of any shares of any class of Junior Securities in exchange for shares of Junior Securities.

        Subject to the foregoing and to any further limitations described in accordance with the provisions of the Certificate of Incorporation as amended of the Corporation, the Board of Directors may declare, out of funds legally available therefore, dividends upon the then outstanding shares of any other class of shares, including the Common Stock, and no holders of Series A Preferred Stock shall be entitled to share therein.



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        4. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

               (A) Each share of Series A Preferred Stock shall entitle the holder thereof to voting rights and powers equal to the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock and will be entitled, not withstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. For the purposes of this Section 4(A), the Series A Preferred shall, notwithstanding the first sentence of Section 9.1(A) below, be deemed to be convertible into Common Stock at all times after the issuance of the shares of Series A Preferred.

               (B) Except as set forth below and as required by law and Section 11 hereof, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               (C) Without the approval of holders of at least a majority of the shares of Series A Preferred Stock then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted an annual or special meeting called for the purpose, the Corporation will not:

                      (i) create, authorize or issue any Senior Securities or any warrants, rights, calls or options exercisable or exchangeable for or convertible into, or any obligations evidencing the right to purchase or acquire any Senior Securities, including in connection with a merger, consolidation or other reorganization;

                      (ii) reclassify any Junior Securities or other outstanding securities of the Corporation into any Senior Securities or any warrants, rights, calls or options exercisable or exchangeable for or convertible into, or any obligations evidencing the right to purchase or acquire any Senior Securities;

                      (iii) amend, modify or repeal the Certificate of Incorporation or Bylaws of the Corporation or this Certificate of Designation or any other specified designations, rights, preferences or powers of the Series A Preferred Stock in any manner adverse to holders of the Series A Preferred Stock; or

                      (iv) increase the number of shares of Series A Preferred Stock issued or authorized for issuance.



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        5.     Certain Restrictions.

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                      (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration (either as to dividends or upon liquidation, dissolution or winding up or otherwise), any shares of stock of any class of Junior Securities;

                      (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking an a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

               (B) The provisions of paragraph (A) shall not apply to a redemption, repurchase or other acquisition of any shares of any class of Junior Securities in exchange for shares of Junior Securities.

               (C) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

        6. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

        7.     Liquidation, Dissolution or Winding Up.

               (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution (whether in the form of dividends or upon liquidation, dissolution or winding up) shall be made to the holders of the shares of Junior Securities unless, prior thereto, the holders of Series A Preferred Stock shall have received an amount per share (the "Series A Liquidation Preference") equal to the sum of (i) one dollar for each share outstanding (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations, reorganizations and like occurrences) and (ii) all accrued or unpaid dividends thereon, if any, and that portion of the quarterly dividends accrued up to the



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liquidation date, before any payments shall be made or any assets distributed to the holders of any Junior Securities of the Corporation.

               (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

               (C) After payment to the holders of the Series A Preferred Stock of the full Series A Liquidation Preference amount as aforesaid, the holders of the Series A Preferred Stock shall, as such, have no right or claim to any of the remaining assets of the Corporation.

               (D) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 7.


        8.     Redemption.

               (A) Redemption. The Corporation, at the option of the Board of Directors, may, at any time and from time to time prior to February 3, 1998, redeem all or any part of the outstanding Series A Preferred Stock by paying therefor in cash $1.25 per share (subject to equitable adjustments to reflect stock splits, stock dividends, stock combinations, recapitalizations, reorganizations and like occurrences) plus any unpaid dividends, whether or not declared, through the date fixed for redemption (together, the "Redemption Price",). Any partial redemption must be made pro rata among the holders of the Series A Preferred Stock based on the number of outstanding shares of Series A Preferred Stock held by each such holder.

               (B) Notice. At least thirty (30) days and not more than sixty
(60) days prior to the date fixed for any redemption, written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series A Preferred Stock at such holder's post office address last shown on the records of the Corporation. The Redemption Notice shall specify the date fixed for redemption and the Redemption Price.

               (C) Exchange. In the event of a redemption, each holder of shares of Series A Preferred Stock shall, on or after the date fixed for redemption, deliver to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for such purpose, the certificate or certificates representing the shares of Series A Preferred Stock that are to be redeemed. As promptly as practicable, and in any event within ten (10) calendar days after the surrender of each such certificate or certificates, the Corporation shall deliver or cause to be delivered (i) the Redemption Price of the shares of Series A Preferred Stock being so



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redeemed and (ii) if less than the full number of shares of Series A Preferred
Stock evidenced by the surrendered certificate or certificates are being redeemed, a new certificate or certificates, of like tenor, for the number of shares of Series A Preferred Stock evidenced by such surrendered certificate or certificates less the number of such shares redeemed. Such redemption shall be deemed to have been made at the close of business on the date fixed for redemption, so that the rights of each holder of Series A Preferred Stock as such shall cease at such time, except for the right thereafter to receive the Redemption Price in accordance herewith (unless default shall be made by the Corporation in the payment of the Redemption Price as herein provided, in which event such rights shall be exercisable until such default is cured), and such shares shall no longer be deemed to be outstanding, whether or not the certificate representing such shares has been received by the Corporation. At any time on or after the date fixed for redemption, a holder of shares of Series A Preferred Stock shall be entitled to receive the Redemption Price for each such share owned by such holder upon actual delivery to the Corporation or its transfer agent of the certificate or certificates formerly representing such shares.

        9.     Conversion into Common Stock.

               9.1    Conversion.

                      (A) Conversion Price. At any time and from time to time commencing February 3, 1998, any holder of Series A Preferred Stock may convert all, but not less than all, of the shares of the Series A Preferred Stock held by such holder into the number of shares of the Corporation's Common Stock determined as follows. Each share of Series A Preferred Stock shall be convertible into such whole number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock determined by dividing $1.00 by the Conversion Price in effect on the conversion date, subject to the limitation on issuances of fractional shares set forth in subsection 9.6. The Conversion Price at which shares of Common Stock shall be initially issuable upon conversion of the shares of Series A Preferred Stock shall be $1.50. The Conversion Price shall be subject to further adjustment as set forth in subsection 9.2. No payment or adjustment shall be made for any dividend or other distribution that is payable on the Common Stock issued upon such conversion.

                      (B) Rights of Holder Upon Conversion. Each conversion of Series A Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred Stock to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series A Preferred Stock as such holder will cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the Shares of Common Stock represented thereby.



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                      (C) Deliveries Upon Conversion. As soon as possible after
a conversion has been effected, the Corporation will deliver to the converting shareholder:

                             (i) a certificate or certificate representing the
number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                             (ii) payment in an amount equal to all accrued
unpaid dividends with respect to each share of Series A Preferred Stock converted, which have not been paid prior thereto; and

                             (iii) a certificate representing any shares of
Series A Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                      (D) Dividends. If for any reason the Corporation is unable to pay any unpaid dividends on the Series A Preferred Stock being converted, the Corporation will pay such dividends to the converting shareholder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting shareholder, the Corporation will provide such shareholder with written evidence of its obligation to such shareholder.

                      (E) Tax, etc. The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock will made without charge to the holders of such Series A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Series A Preferred Stock the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

                      (F) Transfer. The Corporation will not close its books against the transfer of Series A Preferred Stock of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock.

               9.2 Conversion Price Adjustment. For so long as any shares of Series A Preferred Stock remain outstanding, the Conversion Price shall be subject to adjustment from time to time as follows:

                      (i) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time files an amendment to the Certificate of Incorporation effecting a subdivision or combination of the outstanding Common Stock, the Conversion Price then in effect immediately before such subdivision or combination shall be multiplied by a fraction: (1) the numerator of which shall be the total number of shares of Common Stock issued and



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outstanding immediately prior to the subdivision or combination, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately after the subdivision or combination. Any adjustment under this paragraph (i) shall become effective as of the date that the Corporation files an amendment to the Certificate of Incorporation effecting the subdivision or combination.

                      (ii) Adjustment for Dividends and Distributions Payable in Common Stock or Convertible Securities. In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in shares of Common Stock or convertible securities, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately on such record date plus the number of shares of Common Stock (including Common Stock issuable upon the exercise of any convertible securities so distributed) issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph
(ii) as of the time of actual payment of such dividend or distribution.

                      (iii) Adjustment for Other Dividends and Distributions. In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or convertible securities, then and in each such event provision shall be made so that the holders of shares of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their shares of Series A Preferred Stock been converted into Common Stock immediately prior to such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph (iii) with respect to the rights of the holders of shares of Series A Preferred Stock.

                      (iv) Adjustment for Reclassifications, Exchanges and Substitutions. If the shares of Common Stock of the Corporation issuable upon the conversion of Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization,



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merger, consolidation or sale or assets provided for elsewhere in this subsection 9.2), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                      (v) Adjustment for Reorganizations, Mergers, Consolidations, and Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock of the Corporation (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this subsection 9.2, or a merger or consolidation of the Corporation with or into another corporation in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock), or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of shares of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, which a holder of the number of shares of Common Stock deliverable upon conversion of Series A Preferred Stock (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) would have been entitled to receive upon the consummation of such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this subsection 9.2 with respect to the rights of the holders of shares of Series A Preferred Stock after the reorganization, merger, consolidation or sale so that such continuing provisions are as nearly equivalent as is practicable to the provisions of this subsection
9.2 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of shares of Series A Preferred Stock) applicable prior to the event. The provisions of this paragraph (v) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                      (vi) Issue or Sale of Shares Below Conversion Price. If and for so long as the original holder of the Series A Preferred Stock and any affiliates or family members of such holder collectively own beneficially and of record shares of Common Stock and Series A Preferred Stock representing in aggregate less than 50% of the aggregate voting power of the Corporation, then the terms of this subparagraph (vi) shall apply as follows:

                             (a)    In the event the Corporation at any time or
from time to time shall issue or sell (or be deemed to have issued or sold) additional shares of Common Stock warrants, options or convertible securities, other than as a dividend in paragraph (ii) above, other than upon a subdivision or combination of shares of Common Stock as provided in paragraph (i) above and other than upon the exercise or conversion of a warrant, option or convertible security for which an appropriate adjustment has already been made, without



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consideration or for a consideration per share less than the then existing
Conversion Price, then and in each case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price by a fraction: (1) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day preceding the date of such issue or sale plus (B) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock so issued would purchase at such Conversion Price, and (2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issue or sale after giving effect to the issuance of such additional shares of Common Stock.

                             (b)    For the purpose of making any adjustment in
the Conversion Price or number of shares of Common Stock purchasable on conversion of Series A Preferred Stock as provided in clause (a) of this paragraph (vi), the consideration received by the Corporation for any issue or sale of securities shall, (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any expenses payable by the Corporation and any underwriting or similar commissions, compensations, or concessions paid or allowed by the Corporation in connection with such issue or sale, (B) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment; provided, however, that the aggregate fair market value of such non-cash and cash consideration shall not exceed the Current Market Price (as hereinafter defined) of the shares of Common Stock being issued, and (C) if additional shares of Common Stock or convertible securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors of the Corporation to be allocable to such additional shares of Common Stock or convertible securities.

                             (c)    For the purpose of the adjustment provided
for in clause (a) of this paragraph (vi), if at any time or from time to time the Corporation shall issue any convertible securities, then, in each case, if the "Effective Price" (as hereinafter defined) of such convertible securities shall be less than the then existing Conversion Price of the Series A Preferred Stock, the Corporation shall be deemed to have issued at the time of the issuance of such convertible securities the maximum number of additional shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration (including the minimum consideration payable to fully exercise or convert all warrants, options or convertible securities) received or to be received by Corporation for such issued, or deemed issued, Common Stock. "Effective Price" for this purpose shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of additional shares of Common Stock. No further adjustment of the Conversion Price adjusted upon the issuance of convertible securities shall be made as a result of the actual issuance of additional shares of Common Stock on the exercise of any such convertible securities.



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                             If any such warrants or options, or the conversion
privilege represented by any convertible securities shall expire without having been exercised or converted, the Conversion Price adjusted upon the issuance of such warrants, options or convertible securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only additional shares of Common Stock so issued were the additional shares of Common Stock, if any, actually issued or sold on the exercise of such warrants or options or conversion of convertible securities, and such additional shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such warrants or options, whether or not exercised, plus the consideration received for issuing or selling any convertible securities actually converted plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such warrants, options or convertible securities) on the exercise or conversion of such warrants, options or convertible securities.

                      (vii) Calculations. All calculations under the provision of this Certificate of Designation shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be. No adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.0001, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.0001 or more.

                      (viii) Current Market Price. The Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive business days selected by the Board of Directors ending no more than fifteen (15) days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such thirty (30) business-day period). The closing price for each day shall be the last reported sales price on such day or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices on such day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or as reported in the National Market List of the National Association of Securities Dealers Automated Quotation System ("Nasdaq") (or if the Common Stock is not at the time listed or admitted for trading on any such exchange or reported in such National Market List, then such price shall be equal to the average of the last reported bid and asked prices, as reported by Nasdaq on such day, or if, on any day in question, the security shall not be quoted on Nasdaq, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this paragraph (viii) are available for the period required hereunder, the Current Market Price as of the day in question shall be determined in good faith by the Board of Directors of the Corporation, or if such determination cannot be made, by a nationally-recognized independent investment banking firm selected mutually by the



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

holders of at least a majority of voting power of the outstanding shares of Series A Preferred Stock (or, if such selection cannot be made, by a nationally-recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

                      (ix) Notice. In the event the Corporation shall propose to take any action of the types described in paragraphs (i) through (vi) of subsection 9.2, the Corporation shall give notice to each holder of shares of Series A Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the respective Series A Preferred Stock Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) calendar days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) calendar days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

               9.3 Voluntary Adjustment. The Corporation may make, but shall not be obligated to make, such decreases in the Conversion Price so as to increase the number of shares of Common Stock into which Series A Preferred Stock may be converted, in addition to those otherwise required by subsection 9.2 above, as it considers advisable in order to avoid federal income tax treatment as a dividend of stock or stock rights.

               9.4 Reservation of Shares of Common Stock for Conversion. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, free from preemptive rights, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock that are then outstanding.

               9.5 Notice of Adjustment of Conversion Price. Whenever the Conversion Price is adjusted as herein provided, the Corporation shall forthwith file with any transfer agent or agents for shares of Series A Preferred Stock and at the principal office of the Corporation, a statement signed by the President or a Vice-President and by the Chief Financial Officer or the Secretary of the Corporation setting forth the adjusted Conversion Price. The statement so filed shall be open to inspection by any holder of record of shares of Series A Preferred Stock. The Corporation shall also, at the time of filing any such statement, mail notice to the same effect to the holders of shares of Series A Preferred Stock at their addresses appearing on the books of the Corporation or supplied by such holder to the Corporation for the purpose of notice.

               9.6 No Fractional Shares on Conversion. The Corporation shall not be required to issue fractions of shares of Common Stock on the conversion of shares of Series A

Preferred Stock. If any fraction of a share of Common Stock would be issuable upon such conversion except for the provisions hereof, the Corporation shall purchase such fraction for an amount in cash equal to the Conversion Price multiplied by such fraction. If more than one certificate for shares of Series A Preferred Stock shall be presented for conversion at any one time by the same registered holder, the number of shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Common Stock issuable upon conversion of the shares so presented. All calculations under this subsection 9.6 shall be made to the nearest one-hundredth of a share.

               9.7 Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Preferred Stock.

               9.8 Status of Common Stock. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens or charges with respect thereto.

               9.9 No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

        10. Amendment. At any time that any shares of Series A Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a class.

        11. Severability. If any right, preference or limitation of the Series A Preferred Stock set forth in this Certificate of Designation (as may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

        12. No Other Rights. The holders of shares of Series A Preferred Stock shall have no preferences, privileges or special rights other than those preferences, privileges and rights set forth in this Certificate of Designation.


        IN WITNESS WHEREOF, the undersigned has executed this Certificate this 31st day of January, 1997.

                                    ASPEN WEST GROUP, INC.



                                    By:    /s/ HAROLD S. FLEISCHMAN
                                       -----------------------------------------
                                    Name: Harold S. Fleischman
                                    Title: Secretary

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                      A CERTAIN ERROR IN THE CERTIFICATE OF
                    DESIGNATION OF UNITED GOLF PRODUCTS, INC.
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                         OF DELAWARE ON FEBRUARY 3, 1997


        United Golf Products, Inc., formerly known as Aspen West Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

        1. The name of the corporation is United Golf Products, Inc.

        2. That a Certificate of Designation was filed by the Secretary of State of Delaware on February 3, 1997 and that said Certificate of Designation requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

        3. The inaccuracy or defect of said Certificate of Designation to be corrected is as follows: the stated value of $1.00 per share was inadvertently omitted.

        4. Section 1 of the Certificate of Designation is corrected to read as follows:

               a. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series A Redeemable Cumulative Convertible Stock," (referred to hereafter as "Series A Preferred Stock") and the number of shares constituting such series shall be 711,000, with a stated value of $1.00 per share for the purpose of calculating dividends and amounts payable upon liquidation, dissolution or winding up (the "stated value"). Such number of shares may be increased (with the approval of stockholders required by paragraph 4(C)(iv) hereof) or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to less than the number of such shares then issued and outstanding plus the number of such shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

        IN WITNESS WHEREOF, United Golf Products, Inc., has caused this Certificate of Correction to be signed by Warren E. Levy, its duly elected President, this __ day of March, 1997.





                                      By: /s/ Warren E. Levy
                                         -------------------------------------
                                          Warren E. Levy, President